EXHIBIT A
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                      ELLISBURG-LEIDY NORTHEAST HUB COMPANY
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended
                                       June 30, 1997
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Revenues
  Wheeling Fees                                 -
  Other                                   $16,704
                                          -------

Total Revenues                             16,704


Cost of Sales
  Gas Purchases                            23,194
                                          -------


Gross Margin                               (6,490)


General & Administrative
 Allocation                                   966
                                          -------


Net Income (Loss)                         $(7,456)
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